EXHIBIT 16.1

PAULA S. MORELLI CPA P.C.

21 Martha Street
Freeport, N.Y. 11520

Phone/Fax: (516) 378-4258

PAULA S. MORELLI
Certified Public Accountant

February 10, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We  have  read  Item  4.01   of   Form  8-K   dated  February 10,  2010  of   Vanity Events Holding, Inc.  and  are in agreement  with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.

Very truly yours,

/s/ Paula S. Morelli CPA, PC

Paula S. Morelli
Certified Public Accountants, P.C.